Exhibit 10.2

First Addendum to Share Exchange Agreement

This First Addendum to the Share Exchange Agreement (the “Addendum”) is made and entered into as of July 18, 2017 by and between Praco Corporation, a Nevada corporation (“Praco”), the controlling shareholder of Praco, (the “Praco Controlling Shareholder”), Arista Capital Ltd., a Nevada corporation, (“Arista”), and the shareholders of Arista (the “Arista Shareholders”). For purposes of this Agreement, Praco, the Praco Controlling Shareholder, Arista, and the Arista Shareholders are sometimes collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the parties hereto are the parties to that certain Share Exchange Agreement, dated as of April 19, 2017 (together with all addendums and amendments thereto, the “Agreement”); and

WHEREAS, the parties hereto now wish to enter into this Addendum to set clarify their intent and agreements with respect to the Agreement and the transactions contemplated therein;

NOW THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged by the parties hereto, and intending to be legally bound, and notwithstanding anything to the contrary in the Agreement, the parties hereby agree as follows:

1.	Arista will pay an additional $15,000 at the Closing to reimburse Praco for expenses incurred related to the filing of the Form 10-K for the year ended June 30, 2017.

2.	The closing date for the transaction is moved to September 15, 2017.

3.	Arista will deposit $15,000 as the total amount of the escrow with the Escrow Agent”, payable upon the execution of this addendum, and such funds shall be non-refundable.

4.	Arista has the right to extend the closing date in thirty day intervals but will be required to deposit an additional $10,000 in escrow for each extension requested. Such funds shall be non-refundable.

5.	Other than the addendum to the Agreement as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect. In the event any terms of the Agreement are inconsistent or contrary to this Addendum, the terms of this Addendum shall control. All capitalized terms used herein shall have the same meaning as set forth in the Agreement.

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